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                                                                   EXHIBIT 10.51

                              EMPLOYMENT AGREEMENT
                              --------------------

  This Employment Agreement (the "Agreement"), dated as of the 1st day of June, 1995, is by and between CELLSTAR (ASIA) CORPORATION LIMITED, a company organized and existing under the laws of Hong Kong (the "Company"), and HONG AN-HSIEN (the "Employee").

  WHEREAS, the Employee has intimate knowledge of the cellular markets in Hong Kong, the People's Republic of China, Taiwan and other Asian countries (collectively referred to as the "Territory"); and

  WHEREAS, the Employee has played a crucial role in the organization and development of the Company and the Company's business in the Territory; and

  WHEREAS, the Board of Directors of the Company desires to assure the Company of the Employee's continued employment in an executive capacity and to compensate him therefore; and

  WHEREAS, the Employee desires to commit himself to serve the Company on the terms herein provided;

  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

  1.  EMPLOYMENT.  The Company hereby agrees to employ the Employee, and the
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Employee hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing on the date hereof and expiring on May 31, 2000, (the period from the date hereof through May 31, 2000, or the date of such termination, as the case may be, being herein called the "Employment Period").

  2.  DUTIES.
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      2.1  General Duties.  During the Employment Period, the Employee shall
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serve the Company in the capacity of President with duties consistent therewith and set forth in Exhibit A and shall perform such other services for the Company consistent with the position of a President as may be reasonably assigned to him from time to time by the Board of Directors of the Company.

      2.2  Primary Activity.  During the Employment Period, the Employee shall
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devote all of his working time and energy to the interests and business of the
Company and its subsidiaries; provided, however, that the Employee shall be excused from performing any services for the Company hereunder during the periods of temporary illness or incapacity and during reasonable vacations. While it is acknowledged that the duties of an Employee may require from time to time attention to business at times other than normal business hours, it is intended by the parties hereto that the Employee shall

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perform his duties hereunder during normal business hours. During the Employment
Period, the Employee shall, to the best of his skill and ability, use his best efforts and endeavors to the extension and promotion of the business of the Company, to the proper servicing of such business, and to the protection of the good will of such business, both as now enjoyed and hereafter acquired.

      2.3  Non-Competition.  The Employee recognizes and understands that in
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performing the duties and responsibilities of his employment as outlined in this
Agreement, the Employee will occupy a position of trust and confidence, pursuant to which the Employee will develop and acquire experience and knowledge with respect to various aspects of the business of the Company and the manner in which that business is conducted. It is the expressed intent and agreement of the Employee and Company that this knowledge and experience shall be used in the furtherance of the business interests of the Company and not in any manner which would be detrimental to the business interests of the Company. The Employee therefore agrees that, so long as the Employee is employed pursuant to this Agreement and for a period of two (2) years following the termination hereof for any reason, the Employee will not invest, engage or participate in any manner whatsoever, either personally or in any status or capacity (other than as a shareholder of less than Five Percent (5%) of the capital stock of a publicly owned corporation) in any business or other entity organized for profit which is engaged in significant competition with the Company in the conduct of its operations in any market in which the Company conducts business during the term of this Agreement and for a period of two (2) years following the termination hereof for any reason.

      2.4  Covenant and Agreement to Protect Trade Secrets. The Employee
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covenants and agrees that, for the protection of the business and goodwill of the Company, he will not at any time, other than in the regular course of business of the Company, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, association or entity in any manner whatsoever any information of any kind, nature or description concerning the Company's manner of operation, its plans or other data of any kind, nature or description, including, without limitation, all files, records, programs, supporting documents, general documents, sales and marketing programs, sales tactics, price information, cost information, customer lists, supplier lists, employee lists, financial and accounting data, business plans, bank accounts and similar items related to the business of the Company without regard to whether any or all of the foregoing matters would be deemed confidential, material or important. Upon termination of this Agreement for any reason, the Employee shall not retain originals or copies of any records or information with respect to the

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Company or any activity of the Company or with respect to any of the Company's affiliates or their activities.

  3.  COMPENSATION.  As full compensation to the Employee for performance of his
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services herein, the Company agrees to pay the Employee and the Employee agrees to accept the following salary and other benefits during the Employment Period:

      3.1  Salary.  The Company shall pay the Employee a salary payable in local
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currency at a monthly rate equivalent to $25,000.00 U.S.  The salary due the
Employee hereunder shall be payable in monthly installments. The Company may, from time to time at the discretion of the Board of Directors, pay a bonus or bonuses to Employee in an amount equal to up to 50% of Employee's annual base salary based upon the performance of the Company and the Employee. Any and all amounts paid to Employee hereunder as salary or bonuses shall be paid less any amounts required to be withheld by the Company from time to time from such amount under any applicable Federal, State or local income tax laws or similar laws then in effect.

      3.2  Expense Accounts. The Employee shall be entitled to a business
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expense account for all reasonable expenses properly incurred by the Employee in performance of his duties.

      3.3  Further Benefits. The Employee shall be entitled to participate in
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any health, accident or similar employee benefit plans provided by the Company generally to its employees to the extent commensurate with the participation therein of executives of the Company. The Employee shall also be entitled to such vacation time (not less than two weeks) during each year of his employment hereunder as the Board of Directors of the Company may permit, to be taken at such times and in such period as the Employee shall determine upon giving reasonable notice to the Company.

  4.  TERMINATION OF AGREEMENT.
      ------------------------

      4.1  Events of Termination. The Employment Period shall cease and
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terminate upon the earliest to occur of (i) the close of business on May 31,
2000, (ii) death of the Employee, (iii) the mutual agreement of the Board of Directors, or (iv) in the event that the Board of Directors elects to terminate this Agreement for one of the following causes:

      (a) should Employee, for reasons other than illness, injury or permitted vacations, be absent from the Company for more than 14 consecutive days without the consent of the Board of Directors of the Company;

      (b) should the Employee fail to comply with reasonable policies, standards and regulations established by the Board of Directors of the Company from time to time;

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      (c)  should the Employee breach the terms of this Agreement; or

      (d) should Employee be convicted of a crime punishable by imprisonment or otherwise involving dishonesty, fraud or breach of trust.

This Agreement may also be terminated by Employee at any time following May 31, 1998 upon thirty (30) days' written notice to Company; provided, however, that the Employee's obligations set forth in Sections 2.3 and 2.4 of this Agreement shall remain in effect for two (2) years following the termination hereof.

      4.2  Effect of Termination.  This Agreement and all liabilities and
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obligations of the parties hereto hereunder shall cease and terminate effective upon the termination of the Employment Period; provided, however, that the Company shall pay the Employee that portion of the Employee's salary which has accrued but remains unpaid prior to the date of termination and provided further that the obligations set forth in Section 2.3 and 2.4 hereof shall survive termination hereof for any reason.. Any such unpaid salary shall be paid to the Employee within ten (10) days of the date of termination. Upon termination of this Agreement, any and all expense accounts and memberships granted to the Employee shall be forfeited. Pursuant to such termination, the Employee shall immediately return to the Company any and all credit cards relevant to the above stated benefits.

      4.3  Remedies. Nothing herein contained shall be construed as prohibiting
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any party hereto from pursuing any remedy available to it for any breach of any provision hereof.

  5.  NOTICE.  All notices, requests, demands and other communications hereunder
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shall be in writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed, if to Employee at 81, Ching Chian Road, Rei Tou, Taipei, Taiwan; and if to the Company, 509-510, 5/Fl., Block B, Sing Tao Building, 1, Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong; with a copy to CellStar Corporation, 1730 Briercroft Court, Carrollton, Texas 75006, Attn:
Chief Executive Officer. An address may be changed by notice in writing signed by the addressee.

  6.  MISCELLANEOUS.
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      6.1  Nonassignment.  Neither party hereto may assign this Agreement or any
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rights or obligations hereunder without the prior written consent of the other party hereto. The provisions of this Agreement shall be binding upon the estate or beneficiaries of the Employee, and upon the permitted successors and assigns of the parties hereto.

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      6.2  Entire Agreement. This Agreement along with the attached Exhibit sets
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forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of the Employee and the Company.

      6.3  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN
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ACCORDANCE WITH THE LAWS OF THE HONG KONG.

      6.4 Partial Invalidity. The invalidity or unenforceability in a particular
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circumstance of any portion of this Agreement shall not extend beyond such provision or such circumstance, and no other provision hereof shall be affected thereby.

      6.5  Headings. Descriptive headings are for convenience only and shall not
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control or affect the meaning or construction of any provision of this
Agreement.

      6.6  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
                               THE COMPANY

                               CELLSTAR (ASIA) CORPORATION LIMITED



                               By: /s/ Alan H. Goldfield
                                   ------------------------------------
                               Name: Alan H. Goldfield
                                    -----------------------------------
                               Title: Chairman
                                     ----------------------------------

                               THE EMPLOYEE



                               /s/ Hong An-Hsien
                               ----------------------------------------
                               HONG AN-HSIEN

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                                   EXHIBIT A
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                              DUTIES OF PRESIDENT

   -- Conduct the day to day business of the Company.

   -- Report to the Board of Directors and acheive the goals and objectives as determined by the Board.

   -- Ensure continuous growth in revenue and profitability of Company throughout the region as directed by the Board.

   -- At all times represent and position Company as a professional, responsible and ethical company.

   -- Put in place programs to ensure total customer satisfaction.

   -- Develop a core team of professionals that will ensure continuous and steady growth of Company.

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